PRESS RELEASE
Greenfield Online Announces Second Quarter 2008
Financial Results
WILTON, CONNECTICUT, August 11, 2008 — Greenfield Online, Inc. (Nasdaq: SRVY), a leading Internet survey solutions and comparison shopping services provider, today announced financial results for its second quarter ended June 30, 2008.
Albert Angrisani, President and Chief Executive Officer of Greenfield Online, Inc. commented: “Greenfield Online’s overall business performed well in the second quarter despite a challenging economic environment, generating strong growth in revenue and pro forma adjusted EBITDA.”
Financial Highlights

$ in thousands - unaudited	For the Three Months Ended June 30,			Growth	Growth
	2008	2008	2007	QTR	QTR
	Pro Forma *				Pro Forma *
Revenue	$36,007	$36,007	$30,826	16.8%	16.8%
Operating Income	$2,974	$5,228	$4,410	-32.6%	18.5%
Net Income	$2,085	$4,034	$3,100	-32.7%	30.1%
Fully Diluted EPS	$0.08	$0.15	$0.11	-27.3%	36.4%
Net Cash Provided by Operating Activities	$2,069	$2,069	$7,290	-71.6%	-71.6%

Non-GAAP Adjusted EBITDA**	$7,345	$9,599	$8,413	-12.7%	14.1%
Non-GAAP Adjusted EBITDA — Excluding Certain Non-Recurring Charges ***	$9,599	$9,599	$8,413	14.1%	14.1%
Non-GAAP Operating Free Cash Flow ****	$(241)	$(241)	$4,841	-105.0%	-105.0%

$ in thousands - unaudited	For the Six Months Ended June 30,			Growth	Growth
	2008	2008	2007	QTR	QTR
	Pro Forma *				Pro Forma *
Revenue	$66,941	$66,941	$58,295	14.8%	14.8%
Operating Income	$1,917	$9,048	$7,427	-74.2%	21.8%
Net Income	$1,972	$6,810	$5,059	-61.0%	34.6%
Fully Diluted EPS	$0.07	$0.25	$0.19	-63.2%	31.6%
Net Cash Provided by Operating Activities	$8,115	$8,115	$13,664	-40.6%	-40.6%

Non-GAAP Adjusted EBITDA**	$10,295	$17,426	$15,249	-32.5%	14.3%
Non-GAAP Adjusted EBITDA — Excluding Certain Non-Recurring Charges ***	$17,426	$17,426	$15,249	14.3%	14.3%
Non-GAAP Operating Free Cash Flow ****	$3,668	$3,668	$9,506	-61.4%	-61.4%

*	Pro Forma excludes the effect of the expenses incurred during the first and second quarters of 2008 in connection with the pending class action securities litigation, the Audit Committee investigation and subsequent remediation expenses, the net charge taken by the Company in the first quarter of 2008 for the proposed settlement of the class action securities litigation, as well as expenses incurred during the second quarter of 2008 associated with the proposed merger with affiliates of Quadrangle Group LLC. Pro-Forma operating results are reconciled to GAAP operating results in the “Pro Forma Consolidated Statements of Income” below.

**Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below. ***Non-GAAP Adjusted EBITDA- Excluding Certain Non-Recurring Charges excludes the effect of expenses incurred during the first and second quarters of 2008 in connection with the pending class action securities litigation, the Audit Committee investigation and subsequent remediation expenses, the net charge taken by the Company in the first quarter of 2008 for the proposed settlement of the class action securities litigation, as well as expenses incurred during the second quarter of 2008 associated with the proposed merger with affiliates of Quadrangle Group LLC. Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below. ****Non-GAAP Operating Free Cash Flow is reconciled to GAAP operating income in the section entitled “About Non-GAAP Financial Measures” below.
Key Financial Statistics
•	Total net revenue was $36.0 million for the second quarter of 2008 as compared with $30.8 million for the same period in the prior year for an increase of $5.2 million or 16.8% of which approximately $1.8 million or 5.9% was due to favorable currency effects.
o	For the Internet survey solutions segments, total third party net revenue was $24.6 million for the second quarter of 2008, as compared with $23.3 million for the same period in the prior year for an increase of 5.4%.

o	For the comparison shopping segment, total third party net revenue was $11.4 million for the second quarter of 2008, as compared with $7.5 million for the same period in the prior year for an increase of 52.4%.
•	Total gross profit was $27.2 million or 75.7% of revenues for the second quarter of 2008, as compared with $22.6 million or 73.2% of revenues for the same period in the prior year.

•	Operating income was $3.0 million for the second quarter of 2008 or 8.3% of revenue, as compared to operating income of $4.4 million or 14.3% of revenues for the same period in the prior year. Proforma operating income, excluding costs associated with the proposed merger with affiliates of Quadrangle Group LLC of approximately $1.5 million and charges related to the pending class action securities litigation, the Audit Committee investigation and subsequent remediation of approximately $0.8 million, was $5.2 million or 14.5% of revenue for the second quarter of 2008.

•	Net income for the second quarter of 2008 was $2.1 million as compared with $3.1 million for the same period in the prior year. Proforma net income, excluding costs associated with the proposed merger with affiliates of Quadrangle Group LLC of approximately $1.5 million and charges related to the pending class action securities litigation, the Audit Committee investigation and subsequent remediation of approximately $0.8 million, was $4.0 million for the second quarter of 2008.

•	Net cash flow provided by operating activities was $2.1 million for the second quarter of 2008 as compared to $7.3 million for the same period in the prior year and $6.0 million in the first quarter of 2008. Net cash flow provided by operating activities was negatively impacted by approximately $2.9 million in payments related to the pending class action securities litigation, the Audit Committee investigation and subsequent remediation in the second quarter of 2008. In addition, the second quarter of 2008 included higher tax payments of approximately $1.9 million, primarily in Germany, when compared to the second quarter of 2007.

•	For the second quarter of 2008, Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges was $9.6 million or 26.7% of revenue, as compared to Non-GAAP Adjusted EBITDA of $8.4 million or 27.3% of revenue for the same period in the prior year.

•	Non-GAAP Operating Free Cash Flow was a negative $0.2 million for the second quarter of 2008, as compared to $4.8 million for the same period in the prior year, and was negatively impacted by approximately $2.9 million in payments related to the pending class action securities litigation, the Audit Committee investigation and subsequent remediation in the second quarter of 2008. In addition, the second quarter of 2008 included higher tax payments of approximately $1.9 million, primarily in Germany, when compared to the second quarter of 2007.

•	As of August 8, 2008, third quarter 2008 Internet survey solutions backlog stands at approximately $17.1 million. Backlog is defined as signed contracts for online survey projects that we expect to complete and deliver to clients during the three months ending September 30, 2008 and excludes expected comparison shopping and advertising revenues. This compares to Internet survey solutions backlog for the second quarter 2008 of approximately $20.5 million as of May 8, 2008, and Internet survey solutions backlog of approximately $19.0 million as of August 8, 2007.

•	Bid volume for the three months ended June 30, 2008 was approximately $130 million. This compares to bid volume for the three months ended June 30, 2007 of approximately $152 million.

•	For the comparison shopping segment, according to data compiled by ComScore MediaMetrix, unique visitors totaled, in the aggregate, 18.6 million, 18.2 million, and 17.1 million for the months of April, May, and June 2008, respectively, for the European countries of Germany, France, Italy, Spain, the UK, Netherlands and Sweden. The comparative data for the same periods in 2007 was 16.1 million, 20.9 million and 20.1 million.

•	Total unique visitors for Ciao.com in the U.S. totaled .60 million, .88 million, and .71 million for the months of April, May and June 2008.

•	As of June 30, 2008, the European comparison shopping segment had more than 2,200 active merchants and the Ciao US shopping business had more than 225 active merchants. We define an active merchant as a merchant displaying offers on our shopping portals and accepting click-throughs.
Additional disclosure information:
Trailing Twelve Months EBITDA
The merger agreement that we entered into with entities affiliated with Quadrangle Group LLC (collectively, “Quadrangle”) contains a condition to closing that requires the Company to achieve a minimum consolidated trailing twelve months (“TTM”) EBITDA of $40 million, as defined in Annex II of the Merger Agreement. This condition is also described in our preliminary proxy statement filed with the SEC on July 17, 2008. For the second quarter ended June 30, 2008, our Consolidated TTM EBITDA as calculated per Annex II of the Merger Agreement was in excess of $42 million.

Forward Guidance
For the full fiscal year 2008, we are updating our previously issued annual revenue guidance and our effective tax rate as shown below. We are refining our annual revenue guidance after six months of performance based on our view of current market conditions affecting our worldwide ISS business.

	Prior - Pro Forma*	Prior - As Reported	Revised - Pro Forma*	Revised - As Reported
Total Revenue	$143 to $153 million	$143 to $153 million	$143 to $150 million	$143 to $150 million
Gross Margins	75% to 76%	75% to 76%	75% to 76%	75% to 76%
Non-GAAP Adjusted EBITDA	27% to 28%	23% to 25%	27% to 28%	23% to 24%
Depreciation and Amortization	$13.7 - $14.2 million	$13.7 - $14.2 million	$13.7 - $14.2 million	$13.7 - $14.2 million
Stock Based Compensation Expense	$3.0 - $3.5 million	$3.0 - $3.5 million	$3.0 - $3.5 million	$3.0 - $3.5 million
Effective Tax Rate	28% to 30%	25% to 27%	28% to 30%	26% to 28%
About Greenfield Online
Greenfield Online, Inc. is a global interactive media and services company that collects consumer attitudes about products and services, enabling consumers to reach informed purchasing decisions about the products and services they want to buy; and helping companies better understand their customer in order to formulate effective product marketing strategies. Proprietary, innovative technology enables us to collect these opinions quickly and accurately, and to organize them into actionable form. For more information, visit www.greenfield.com. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content in the form of product and merchant reviews. Visitors to our Ciao portals use these reviews to help make purchasing decisions and we derive revenue from this Internet traffic via e-commerce, merchant referrals, click-throughs, and advertising sales. For more information or to become a member, visit http://www.ciao-group.com. Through our Greenfield Online and Ciao Surveys websites and affiliate networks, we collect, organize and sell consumer opinions in the form of survey responses to marketing research companies and companies worldwide. For more information, visit www.greenfield-ciaosurveys.com. To take a survey, go to www.greenfieldonline.com.
About Non-GAAP Financial Measures
We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation and Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges as earnings before interest expense (income), income taxes, depreciation and amortization, stock based compensation, litigation, investigation and remediation expense, the net litigation settlement charge, and proposed merger costs. We define Non-GAAP Operating Free Cash Flow as net cash provided by operating activities less cash paid for capital expenditures. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges and Non-GAAP Operating Free Cash Flow may not be comparable to similarly titled measures reported by other companies. We are presenting Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges and Non-GAAP Operating Free Cash Flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash provided by operating activities, respectively, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges and Non-GAAP Operating Free Cash Flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these non-cash and non-recurring expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of

Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges and Non-GAAP Operating Free Cash Flow has limitations and you should not consider Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges and Non-GAAP Operating Free Cash Flow in isolation from or as an alternative to GAAP measures such as operating income, net income, and net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth the reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA-Excluding Certain Non-Recurring Charges and Non-GAAP Operating Free Cash Flow , Non-GAAP financial measures, to GAAP net income and GAAP net cash provided by operating activities, respectively, our most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA —Excluding Certain Non-Recurring Charges

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
$ in thousands - unaudited	2008	2008	2007	2008	2008	2007
		Pro Forma *			Pro Forma *
GAAP Net Income	$2,085	$4,034	$3,100	$1,972	$6,810	$5,059
Interest Expense (Income) * *	$(442)	$(442)	$(131)	$(824)	$(824)	$(274)
Tax Provision	$1,301	$1,606	$1,712	$485	$2,778	$2,890
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$700	$700	$374	$1,250	$1,250	$719
Panel Expense DA	$463	$463	$448	$921	$921	$891
Operating Expense DA	$2,401	$2,401	$2,168	$4,703	$4,703	$4,321
EBITDA	$6,508	$8,762	$7,671	$8,507	$15,638	$13,606
Stock-Based Compensation	$837	$837	$742	$1,788	$1,788	$1,643
Non-GAAP Adjusted EBITDA	$7,345	$9,599	$8,413	$10,295	$17,426	$15,249
Litigation and Audit Committee Investigation Expense	$750	$—	$—	$3,627	$—	$—
Litigation Settlement Charge — Net	$—	$—	$—	$2,000	$—	$—
Costs Associated with the Proposed Merger	$1,504	$—	$—	$1,504	$—	$—
Non-GAAP Adjusted EBITDA — Excluding Certain Non-Recurring Charges	$9,599	$9,599	$8,413	$17,426	$17,426	$15,249

*	Pro Forma excludes the effect of the expenses incurred during the first and second quarters of 2008 in connection with the pending class action securities litigation, the Audit Committee investigation and subsequent remediation expenses, the net charge taken by the Company in the first quarter of 2008 for the proposed settlement of the class action securities litigation, as well as expenses incurred during the second quarter of 2008 associated with the proposed merger with affiliates of Quadrangle Group LLC. Pro-Forma operating results are reconciled to GAAP operating results in the “Pro Forma Consolidated Statements of Income” below.

* *	We have reclassified $277,000 related to a gain on sale of marketable securities in the prior year period and $2,000 related to a loss on sale of marketable securities in the current year period previously included in interest income.
Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Operating Free Cash Flow

	For the Three Months Ended		For the Six Months
	June 30, 2008		Ended June 30, 2008
$ in thousands - unaudited	2008	2007	2008	2007
Net Cash Provided by Operating Activities	$2,069	$7,290	$8,115	$13,664
Additions to Property and Equipment and Intangibles for Cash	$(2,310)	$(2,449)	$(4,447)	$(4,158)
Non-GAAP Operating Free Cash Flow	$(241)	$4,841	$3,668	$9,506

About Non-GAAP Financial Measures — Segment Data
An operating segment’s performance is primarily evaluated based on segment operating income, which excludes depreciation and amortization expense, stock-based compensation expense and certain corporate costs not associated with the operations of the segment. These corporate costs are separately stated below and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of directors fees, investor relations costs, fees and costs related to the class action securities litigation, including the Audit Committee’s investigation and subsequent remediation, and the net litigation settlement charge. We believe that Non-GAAP Segment Operating Income as defined above is an appropriate measure of evaluating the operational performance of our segments.
     The tables below present information about reported segments for the three and six months ended June 30, 2008 and 2007 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Gross segment revenues:
North American Internet survey solutions
Third-party segment net revenues	$18,408	$17,108	$33,229	$32,562
Inter-segment revenues	318	220	507	353

Gross segment revenues	$18,726	$17,328	$33,736	$32,915

Ciao Internet survey solutions
Third-party segment net revenues	$6,175	$6,223	$11,450	$11,478
Inter-segment revenues	2,512	1,999	4,072	3,485

Gross segment revenues	$8,687	$8,222	$15,522	$14,963

Ciao comparison shopping *
Third-party segment net revenues	$11,424	$7,495	$22,262	$14,255
Inter-segment revenues	116	143	300	143

Gross segment revenues	$11,540	$7,638	$22,562	$14,398

Net revenues:
North American Internet survey solutions	$18,726	$17,328	$33,736	$32,915
Ciao Internet survey solutions	8,687	8,222	15,522	14,963
Ciao comparison shopping	11,540	7,638	22,562	14,398
Elimination of inter-segment revenues	(2,946)	(2,362)	(4,879)	(3,981)

Total net revenues	$36,007	$30,826	$66,941	$58,295

Segment operating income (as defined above):
North American Internet survey solutions	$3,049	$3,448	$5,699	$6,287
Ciao Internet survey solutions	3,040	2,066	4,468	3,929

Combined Internet survey solutions	6,089	5,514	10,167	10,216
Ciao comparison shopping	5,604	4,205	11,515	8,188

Segment operating income	11,693	9,719	21,682	18,404
Depreciation and amortization	(3,564)	(2,990)	(6,874)	(5,931)
Stock-based compensation	(837)	(742)	(1,788)	(1,643)
Corporate costs	(4,318)	(1,577)	(11,103)	(3,403)

Total operating income	2,974	4,410	1,917	7,427
Other income, net	412	402	540	522

Income before income taxes	$3,386	$4,812	$2,457	$7,949

*	Prior to the separation of the Ciao Internet survey solutions and the Ciao comparison shopping businesses, the Ciao comparison shopping segment did not have any inter-segment revenues. The legal separation was completed, and effective May 1, 2007, the Ciao comparison shopping segment began recording inter-segment revenues from the sale of panelists to the Ciao Internet survey solutions segment, which panelists are sourced from the Ciao comparison shopping portals.

Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog, Adjusted EBITDA and pro forma Adjusted EBITDA as a percentage of revenue, expected charges related to depreciation and amortization and stock-based compensation, and our effective tax rate. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to the growing competitiveness of our marketplace and our ability to compete therein, risks related to foreign currency exchange rate fluctuations, our online business model, demand for our products and services, risks related to the outcome of legal proceedings pending against the company, as well as risks related to the proposed merger with affiliates of Quadrangle Group LLC , such as (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger which may materially reduce our earnings per share, (6) risk that our stock price would retreat from its current trading range should the merger or other sale not be consummated, (7) risk that if we terminate the Merger Agreement we may be required to pay Quadrangle a termination fee of up to $10.0 million and reimburse up to $3.5 million of Quadrangle’s expenses, and (8), risk that our management’s and our employee’s attention will be diverted from our day-to-day operations and we may experience employee attrition, and our business, including our vendor and customer relationships may be disrupted during the period while the going private transaction remains pending, and risks related to the alternative proposal announced on August 6, 2008, including our ability to enter into an acceptable definitive agreement with the strategic buyer referred to in the announcement, and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$31,412	$57,949
Investments in marketable securities	33,397	—
Accounts receivable trade, net (net of allowances of $2,553 and $2,309 at June 30, 2008 and December 31, 2007, respectively)	26,717	29,162
Prepaid expenses and other current assets	5,905	3,907
Deferred tax assets, current	2,159	3,985

Total current assets	99,590	95,003
Property and equipment, net	6,908	7,214
Other intangible assets, net	14,974	16,207
Goodwill	77,737	74,584
Deferred tax assets, long-term	26,694	21,110
Security deposits and other long-term assets	1,014	847

Total assets	$226,917	$214,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,501	$5,011
Accrued expenses and other current liabilities	22,290	18,817
Income taxes payable	3,014	4,960
Current portion of capital lease obligations	15	14
Deferred tax liabilities, current	1,180	972
Deferred revenue	643	604

Total current liabilities	32,643	30,378
Capital lease obligations, long-term	—	7
Deferred tax liabilities, long-term	6,880	4,772
Income taxes payable, long-term	2,353	2,939
Other long-term liabilities	343	451

Total liabilities	42,219	38,547

Commitments and contingencies
Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 26,339,189 and 26,317,135 shares issued and 26,329,546 and 26,307,492 shares outstanding at June 30, 2008 and December 31, 2007, respectively	3	3
Additional paid-in capital	301,266	299,334
Accumulated deficit	(121,493)	(123,465)
Accumulated other comprehensive income	5,053	677
Treasury stock, at cost — 9,643 shares	(131)	(131)

Total stockholders’ equity	184,698	176,418

Total liabilities and stockholders’ equity	$226,917	$214,965

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues	$36,007	$30,826	$66,941	$58,295
Cost of revenues	8,766	8,258	15,571	15,397

Gross profit	27,241	22,568	51,370	42,898

Operating expenses:
Selling, general and administrative	19,609	14,208	40,549	27,188
Panel expense	827	778	1,639	1,826
Depreciation and amortization	2,401	2,168	4,703	4,321
Research and development	1,430	1,004	2,562	2,136

Total operating expenses	24,267	18,158	49,453	35,471

Operating income	2,974	4,410	1,917	7,427

Other income (expense):
Interest income	442	134	826	279
Interest expense	—	(3)	(2)	(5)
Gain (loss) on sales of marketable securities	—	277	(2)	277
Other expense, net	(30)	(6)	(282)	(29)

Total other income, net	412	402	540	522

Income before income taxes	3,386	4,812	2,457	7,949
Provision for income taxes	1,301	1,712	485	2,890

Net income	$2,085	$3,100	$1,972	$5,059

Net income per share available to common stockholders:
Basic	$0.08	$0.12	$0.07	$0.20

Diluted	$0.08	$0.11	$0.07	$0.19

Weighted average shares outstanding:
Basic	26,324	25,702	26,320	25,615

Diluted	27,053	27,004	27,041	26,886

GREENFIELD ONLINE, INC.
PRO-FORMA CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
The following table presents a non-GAAP financial measure to adjust for the effects of charges related to the pending class action securities litigation, including the Audit Committee investigation and subsequent remediation and the costs associated with the proposed merger (in thousands, except per share data):

	Three Months Ended June 30, 2008
			Pro-forma
	As Reported	Adjustments *	As Adjusted
Net revenues	$36,007	$—	$36,007
Cost of revenues	8,766	—	8,766

Gross profit	27,241	—	27,241

Operating expenses:
Selling, general and administrative	19,609	(2,254)	17,355
Panel expense	827	—	827
Depreciation and amortization	2,401	—	2,401
Research and development	1,430	—	1,430

Total operating expenses	24,267	(2,254)	22,013

Operating income	2,974	2,254	5,228

Other income, net	412	—	412

Income before income taxes	3,386	2,254	5,640
Provision for income taxes	1,301	305	1,606

Net income	$2,085	$1,949	$4,034

Net income per share available to common stockholders:
Basic	$0.08	$0.07	$0.15

Diluted	$0.08	$0.07	$0.15

Weighted average shares outstanding:
Basic	26,324	26,324	26,324

Diluted	27,053	27,053	27,053

*	Adjustments relate to charges associated with the pending class action securities litigation, including the Audit Committee investigation and subsequent remediation of $0.8 million, and costs associated with the proposed merger of $1.5 million and the tax effect of these adjustments.

GREENFIELD ONLINE, INC.
PRO-FORMA CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
The following table presents a non-GAAP financial measure to adjust for the effects of charges related the pending class action securities litigation, including the Audit Committee investigation and subsequent remediation, the settlement associated with a securities-related class action and costs associated with the proposed merger (in thousands, except per share data):

	Six Months Ended June 30, 2008
			Pro-forma
	As Reported	Adjustments *	As Adjusted
Net revenues	$66,941	$—	$66,941
Cost of revenues	15,571	—	15,571

Gross profit	51,370	—	51,370

Operating expenses:
Selling, general and administrative	40,549	(7,131)	33,418
Panel expense	1,639	—	1,639
Depreciation and amortization	4,703	—	4,703
Research and development	2,562	—	2,562

Total operating expenses	49,453	(7,131)	42,322

Operating income	1,917	7,131	9,048

Other income, net	540	—	540

Income before income taxes	2,457	7,131	9,588
Provision for income taxes	485	2,293	2,778

Net income	$1,972	$4,838	$6,810

Net income per share available to common stockholders:
Basic	$0.07	$0.18	$0.26

Diluted	$0.07	$0.18	$0.25

Weighted average shares outstanding:
Basic	26,320	26,320	26,320

Diluted	27,041	27,041	27,041

*	Adjustments relate to charges associated with the pending class action securities litigation, including the Audit Committee investigation and subsequent remediation of $3.6 million, a net settlement charge of $2.0 million associated wit the securities-related class action, costs associated with the proposed merger of $1.5 million and the tax effect of the adjustments.